                                                                     EXHIBIT 8.2

                         STOCKING DISTRIBUTOR AGREEMENT
                                     BETWEEN
                       AMERICAN ACCESS TECHNOLOGIES, INC.
                                       AND
                                  ANIXTER, INC.

         THIS AGREEMENT ("Agreement") is made and entered into this 12th day of March, 1997, between American Access Technologies, Inc. ("Seller") and Anixter, Inc. ("Distributor").


1.   PURPOSE

This Agreement sets forth terms whereby Distributor may purchase Products from Seller for resale to its customers within the United States of America. This territory shall extend to Canada and Mexico at such time as seller shall release its products for sale in such countries.

2.   PRICE, PAYMENT, AND REBATE PROGRAM

     a) The prices for the Products covered by this Agreement shall be as set forth in Exhibit "A" attached hereto. Based upon the intention of Distributor to purchase a minimum of at lease Ten Thousand (10,000) zone cabling termination cabinets during the next twelve months after execution of this agreement, the Distributor will be entitled to a twenty (20%) discount from the list price of the product as well as other options covered under other agreements. Seller will give Distributor 30 days advance notice of price changes but will recognize current pricing on Distributor's outstanding bids scheduled for delivery after the effective date of price changes. Distributor will advise seller, in writing and within ten (10) days of notice of price change a list of outstanding bids in order to receive current pricing.

     b) Products will be paid for within forty five (45) days of shipment to Distributor. Any unpaid invoices after such date will be subject to interest at 18% per annum until paid.

3.   DELIVERY

Each purchase order issued by Distributor will specify a delivery date. If a delivery date specified in the purchase order cannot be met, Seller will advise Distributor as soon as possible after receipt of the order and a new delivery date will be agreed upon.

4.   NEW PRODUCTS

Distributor and Seller agree that it is their intent to work toward a long-term relationship for development and marketing of new Products. Seller agrees that as long as Distributor performs well under this Agreement, Seller will continue to bring new Products to Distributor for distribution consideration. Seller warrants and represents to Distributor that any new products developed for distribution will be made available for review and stocking under same terms and conditions.

5.   RESALE

Distributor has the right to resell the Products anywhere in the United States at whatever price is determined to be appropriate by Distributor. However, should Seller wish to market its products outside the United States, Distributor will be granted an opportunity to distribute our products.

6.   TRAINING AND VALUE ADDED PROGRAM

     a) Seller will provide training and support to Distributor for its Products as long as this Agreement is in force. Upon request, Seller will assist Distributor in the sale of Seller's Products to end users.

     b) Seller has established a Value Added Program (YAP) whereby it will train and certify selected contractors/technicians on the installation and marketing of our products. This program includes a rebate program for including our products in the specifications of future jobs and a rebate for purchase of our products.

7.   PRICE AND PRODUCT PROTECTION

     a) Seller reserves the right to change prices at any time and agrees to give Distributor thirty (30) days written notice of any such change. In the event that Seller lowers its prices or alters the discounts available to distributors, Distributor shall have the right to request price protection for Products in Distributor's inventory. Upon such request, Seller will grant a credit to Distributor in a amount equal to the difference between the price paid and the new price (including additional discounts) for each such Product in Distributor's inventory. All unshipped product will be billed at the lower cost.

     b) Seller agrees to provide Distributor with price change information no less than thirty (30) days in advance of the effective date, which should be sent directly to Distributor Inventory Management, attention Standard Cost Group. Seller will submit required pricing information in an ASCII Text, Tab delimited format. Distributor will provide the required pricing file layout to Seller's designated point of contact who should be responsible to address questions on pricing and/or file layout.

8.   INVENTORY ADJUSTMENT PROCEDURE

In order to maintain a current stock of products, Distributor shall have the right to to take stock once every quarter by returning Products in its inventory to Seller for replacement with other Seller Products of Distributor choosing; provided however, that the aggregate price of the replacement Products is equal to the price of the original Products returned, and that the returned Products are in new and unused condition. All shipping costs relating to the rotation of Products will be borne by Distributor. Distributor shall be entitled to return for full credit all unsold items, included in its first order from seller, after such merchandise has been unsold for six (6) months. On all other orders, there shall be a twenty (20%) percent restocking fee payable by Distributor.

9.   WARRANTY

     a) Seller's Products are warranted under normal use to be free from any and all defects in design, materials and workmanship; to conform strictly to the specifications and approved samples and to be fit and sufficient for the purpose intended by the Seller for a period of one year from the date of sale to the end user or such longer period as may be specified in Seller's warranty from time to time.

     b) Seller agrees to repair or replace, without charge, any part or Product proven to be defective within the warranty period. Seller will pay all shipping and delivery charges for warranty returns from Distributor. This warranty shall be null and void in the event of misuse, accident, alteration or unauthorized repair made to the Products. This warranty is standard for all Seller's Products and any exceptions shall be stated in writing to Distributor. This repair/replacement policy is the sole and exclusive remedy for breach of any warranty herein and seller shall not be responsible for any consequential damages.

     c) Seller's Products and shipping cartons will have the product's serial number written and bar coded. Distributor will be able to ship replacement units from stock and return end user's defective Products for credit. Warranty credit returns through Distributor will not be included in stock rotation allotments. Seller will provide Distributor with a predetermined supply of technical manuals and support materials for all applicable Products. Seller will update Distributor's warranty department on any noncontractual changes to their warranty policies and procedures. Seller shall have a single point of contract for warranty issues.

     d) Seller will require factory authorization before allowing the return of any material. This includes incorrect merchandise, overshipments, or defective equipment. Material sent without authorization will be returned to sender.

     e) Newly received merchandise, which is defective, will be corrected through warranty by Seller.

10.  OUT-OF-WARRANTY REPAIR

Seller agrees to repair units which are out of the warranty period for actual cost of repairs not to exceed 50% of current suggested list price. The end user will pay all shipping and delivery charges both ways for repairs out of warranty. Seller agrees to maintain this repair service for Distributor's customers for a period of at least two (2) years after termination of this Agreement.

11.  TRADEMARKS AND COPYRIGHTS

Seller hereby assigns to Distributor the right to use its trademarks and copyrights for the sale of each product covered during the life of this Agreement.

12.  MANUFACTURING

Distributor agrees that it has no manufacturing rights to any Products under this Agreement and that any technical or business information provided to Distributor will be used solely for the purpose of selling and supporting those Products.

13.  INDEMNITIES

Anything herein to the contrary notwithstanding, Seller shall protect, defend, hold harmless, and indemnify Distributor from and against any and all claims, actions, liabilities, losses, costs, damages, and expenses (a) arising out of any actual or alleged infringement of any U.S. or foreign patent, copyright or trademark by any product sold to Distributor hereunder, or any unfair competition involving such Products, or (b) arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage, loss, cost or expense, by whomsoever suffered, resulting or claimed to result in whole or in part from the use of any such Products, any actual or alleged defect in such Products, whether latent or patent, including actual or alleged improper construction or design of such Products or the failure of such Products to comply with specifications or with any express or implied warranties, or (c) arising out of any actual or alleged violation by any such Products, or their manufacture, possession, use or sale, or any law, statute or ordinance or any governmental administrative order, rule, or regulation.

14.  INSURANCE

Seller shall obtain and maintain, at its expense, a policy or policies of Product Liability Insurance, with Broad Form Vendor's Endorsement naming Distributor, in such amounts and in such companies and containing such other provisions which shall be satisfactory to Distributor, covering Products sold to Distributor hereunder. All such policies shall provide that the coverage thereunder shall not be terminated without at least thirty (30) days prior written notice to Distributor. Certificates of Insurance shall be provided to the Distributor upon request.

15.  TERMINATION

This agreement is for a term of one year and is automatically renewed each year thereafter unless either party gives written notice of its intent to cancel the arrangement. The cancellation notice must be given to the other party at least thirty (30) days before the anniversary date of this agreement. In the event of termination, the provisions of Section 8 shall apply to Distributor's returning inventory.

17.  FORCE MAJEURE

Neither party shall be liable for any delays in performance caused by acts of God, civil or military authority, fires or other circumstances beyond their reasonable control.

18.  ENTIRE AGREEMENT

This is an entire agreement incorporating any and all verbal agreements and any future modification, adjustments, additions, and/or changes shall be made in writing, executed by both parties. All terms of Distributor's purchase orders, except the quantity ordered and shipping addresses, shall be null and void and superceded by this agreement.

19.  ARBITRATION

Parties agree that should any dispute arise in the administration of this agreement, that the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Orange County, Florida.

20.  NOTICES

Notices required under this agreement shall be dispatched, postage prepaid as follows:

Seller:                            American Access Technologies, Inc.
                                   238 N. Westmonte Drive, Suite 210
                                   Altamonte Springs, Florida, 32714

Distributor:                       Anixter, Inc.
                                   4711 Golf Road
                                   Skokie, Illinois, 60071

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.




By: /s/ Gail L. Schniru                     By: /s/
   -------------------------------             --------------------------------

Title: Marketing Manager                    Title:  CFO
      ----------------------------                -----------------------------

Company:  Anixter, Inc.                     Company:  American Access
                                                      Technologies, Inc.

                                   EXHIBIT "A"
                       AMERICAN ACCESS TECHNOLOGIES, INC.
                           Schedule of Product Pricing
                              STOCKING DISTRIBUTORS
                                 Effective 1-96
                    ZCTC 1024 Zone Cable Termination Cabinet



------------------------------------------------------------------
          UNITS ORDERED
---------------------------                             UNIT SALES
       FROM              TO       LIST       DISCOUNT      PRICE
------------------------------------------------------------------

 List Price                    $550.00



      Units          10,000                   20.00%       440.00

                         STOCKING DISTRIBUTOR AGREEMENT
                                     BETWEEN
                       AMERICAN ACCESS TECHNOLOGIES, INC.
                                       AND
                          CED - AMERICAN ELECTRIC, INC.

         THIS AGREEMENT ("Agreement") is made and entered into this 6th day of March, 1997, between American Access Technologies, Inc. ("Seller") and CED - American Electric, Inc. ("Distributor").

1.   PURPOSE

This Agreement sets forth terms whereby Distributor may purchase Products from Seller for resale to its customers within the United States.

2.   PRICE, PAYMENTS, AND REBATE PROGRAM

     a) The prices for the Products covered by this Agreement shall be as set forth in Exhibit "A" attached hereto. Distributor subscribes to purchase a minimum of at lease Eight Thousand (8,000) zone cabling termination cabinets during the next twelve months after execution of this agreement. At this level of commitment, the Distributor will be entitled to a twenty (20%) discount from the list price of the product.

     b) Products will be paid for within thirty (30) days of shipment to Distributor.

     c) Distributor shall submit current financial statements on the company prepared in accordance with Generally Accepted Accounting Principles for approval by the Seller prior to first order submitted under this agreement. Distributor, agrees to promptly inform Seller of any changes to financial condition while this agreement is in force.

3.   DELIVERY

Each purchase order issued by Distributor will specify a delivery date. If a delivery date specified in the purchase order cannot be met, Seller will advise Distributor as soon as possible after receipt of the order and a new delivery date will be agreed upon.

4.   NEW PRODUCTS

Distributor and Seller agree that it is their intent to work toward a long-term relationship for development and marketing of new Products. Seller agrees that as long as Distributor performs well under this Agreement, Seller will continue to bring new Products to Distributor for distribution consideration. Seller warrants and represents to Distributor that any new products developed for distribution will be made available for review and stocking under same terms and conditions.

5.   RESALE

Distributor has the right to resell the Products anywhere in the United States at whatever price is determined to be appropriate by Distributor. However, should Seller wish to market its products outside the United States, Distributor will be granted an opportunity to distribute our products.

6.   TRAINING AND VALUE ADDED PROGRAM

     a) Seller will provide training and support to Distributor for its Products as long as this Agreement is in force. Upon request, Seller will assist Distributor in the sale of Seller's Products to end users.

     b) Seller has established a Value Added Program (YAP) whereby it will train and certify selected contractor/technicians on the installation and marketing of our products. This program includes a rebate program for including our products in the specifications of future jobs and a rebate for purchase of our products.

7.   PRICE AND PRODUCT PROTECTION

     a) Seller reserves the right to change prices at any time and agrees to give Distributor thirty (30) days written notice of any such change. In the event that Seller lowers its prices or alters the discounts available to distributors, Distributor shall have the right to request price protection for Products in Distributor's inventory. Upon such request, Seller will grant a credit to Distributor in a amount equal to the difference between the price paid and the new price (including additional discounts) for each such Product in Distributor's inventory. All unshipped product will be billed at the lower cost.

     b) Seller agrees to provide Distributor with price change information no less than thirty (30) days in advance of the affective date, which should be sent directly to Distributor Inventory Management, attention Standard Cost Group. Seller will submit required pricing information in an ASCII Text, Tab delimited format. Distributor will provide the required pricing file layout to Seller's designated point of contact who should be responsible to address questions on pricing and/or file layout.

8.   INVENTORY ADJUSTMENT PROCEDURE

In order to maintain a current stock of products, Distributor shall have the right to take stock once every quarter by returning Products in its inventory to Seller for replacement with other Seller Products of Distributor choosing; provided however, that the aggregate price of the replacement Products is equal to the price of the original Products returned, and that the returned Products are in new and unused condition. All shipping costs relating to the rotation of Products will be borne by Distributor. During the first six (6) months of this distributor agreement is in effect, there will be no restocking charge for our products; thereafter there will be a fifteen (15%) restocking fee assessed.

9.   WARRANTY

     a) Seller's Products are warranted under normal use to be free from any and all defects in design, materials and workmanship; to conform strictly to the specifications and approved samples and to be fit and sufficient for the purpose intended by the Seller for a period of one year from the date of sale to the end user or such longer period as may be specified in Seller's warranty from time to time.

     b) Seller agrees to repair or replace, without charge, any part or Product proven to be defective within the warranty period. Seller will pay all shipping and delivery charges for warranty returns from Distributor. This warranty shall be null and void in the event of misuse, accident, alteration or unauthorized repair made to the Products. This warranty is standard for all Seller's Products and any exceptions shall be stated in writing to Distributor.

     c) Seller's Products and shipping cartons will have the product's serial number written and bar coded. Distributor will be able to ship replacement units from stock and return end user's defective Products for credit. Warranty credit returns through Distributor will not be included in stock rotation allotments. Seller will provide Distributor with a predetermined supply of technical manuals and support materials for all applicable Products. Seller will update Distributor's warranty department on any noncontractual changes to their warranty policies and procedures. Seller shall have a single point of contract for warranty issues.

     d) Seller may require factory authorization before allowing the return of any material. This includes incorrect merchandise, overshipments, or defective equipment. Material sent without authorization may be returned to sender.

     e) Newly received merchandise, which is defective, will be corrected through warranty by Seller.

10.  OUT-OF-WARRANTY REPAIR

Seller agrees to repair units which are out of the warranty period for actual cost of repairs not to exceed 50% of current suggested list price. The end user will pay all shipping and delivery charges both ways for repairs out of warranty. Seller agrees to maintain this repair service for Distributor's customers for a period of at least two (2) years after termination of this Agreement.

11.  TRADEMARKS AND COPYRIGHTS

Seller hereby assigns to Distributor the right to use its trademarks and copyrights for the sale of each product covered during the life of this Agreement.

12.  MANUFACTURING

Distributor agrees that it has no manufacturing rights to any Products under this Agreement and that any technical or business information provided to Distributor will be used solely for the purpose of selling and supporting those Products.

13.  INDEMNITIES

Anything herein to the contrary notwithstanding, Seller shall protect, defend, hold harmless, and indemnify Distributor from and against any and all claims, actions, liabilities, losses, costs, damages, and expenses (a) arising out of any actual or alleged infringement of any U.S. or foreign patent, copyright or trademark by any product sold to Distributor hereunder, or any unfair competition involving such Products, or (b) arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage, loss, cost or expense, by whomsoever suffered, resulting or claimed to result in whole or in part from the use of any such Products, any actual or alleged defect in such Products, whether latent or patent, including actual or alleged improper construction or design of such Products or the failure of such Products to comply with specifications or with any express or implied warranties, or (c) arising out of any actual or alleged violation by any such Products, or their manufacture, possession, use or sale, of any law, statute or ordinance or any governmental administrative order, rule or regulation.

14.  INSURANCE

Seller shall obtain and maintain, at its expense, a policy or policies of Product Liability Insurance, with Broad Form Vendor's Endorsement naming Distributor, in such amounts and in such companies and containing such other provisions which shall be satisfactory to Distributor, covering Products sold to Distributor hereunder. All such policies shall provide that the coverage thereunder shall not be terminated without at least thirty (30) days prior written notice to Distributor. Certificates of Insurance shall be provided to the Distributor upon request. Nothing contained herein would make Distributor responsibility for misuse or improper installation by any third party of products distributed under this agreement.

15.  TERMINATION

This agreement is for a term of one year and is automatically renewed each year thereafter unless either party gives written notice of its intent to cancel the arrangement. The cancellation notice must be given to the other party at least thirty (30) days before the anniversary date of this agreement.

17.  FORCE MAJEURE

Neither party shall be liable for any delays in performance caused by acts of God, civil or military authority, fires or other circumstances beyond their reasonable control.

18.  ENTIRE AGREEMENT

This is an entire agreement incorporating any and all verbal agreements and any future modification, adjustments, additions, and/or changes shall be made in writing, executed by both parties.

19.  ARBITRATION

Parties agree that should any dispute arise in the administration of this agreement, that the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Orange County, Florida.

20.  NOTICES

Notices required under this agreement shall be dispatched, postage prepaid as follows:

Seller:                             American Access Technologies, Inc.
                                    238 N. Westmonte Drive, Suite 210
                                    Altamonte Springs, Florida, 32714


Distributor:                        CED - American Electric, Inc.
                                    4818 S. W. Topeka Blvd.
                                    Topeka, Kansas, 66609



IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.



By: /s/ Patrick J. Mersmann                 By: /s/
   ---------------------------------           -------------------------------

Title: Manager                              Title: CFO
   ---------------------------------           -------------------------------

Company: CED - American Electric, Inc.      Company: American Access
                                                     Technologies, Inc.

                       AMERICAN ACCESS TECHNOLOGIES, INC.
                          Schedule of Product Pricing
                              DISTRIBUTOR PRICING
                               Effective 7-30-97
                  Zone Cable Termination Cabinet & Accessories

PRODUCT CODE          LIST PRICE       DISCOUNT       PRICE
-------------------------------------------------------------
ZCTC 1024-B-AL-00        $682          20%/5%         $518.49   Note 1.
ZCTC 1024-B-AL-33        $699          20%/5%         $531.16   Note 1.
ZCTC 1024-B-GS-00        $661          20%/5%         $502.44   Note 2.
ZCTC 1024-B-GS-33        $678          20%/5%         $515.11   Note 2.
FP-B33-25                $ 47          20%/5%         $ 35.47   Note 3.
FP-C33-25                $ 22          20%/5%         $ 16.89   Note 4.
DG-1                     $ 22          20%/5%         $ 16.89   Note 5.

GENERAL NOTE: All units have door gasket installed for NEMA 12 rating, with transportation prepaid to all continental states on orders of six (6) units or more.

Note 1.  Standard ZCTC Model Numbers:
         00 = Conduit Applications
         33 = Cable Pentration Applications
Note 2. GS Code in Product Number indicates Galvaneal Steel-Minimum order quantity of 100 required.
Note 3.  Foam Kit "B" (Plenum Ceiling) two (2) kits per enclosure
Note 4.  Foam Kit "C" (Non-Plenum Ceiling) two (2) kits per enclosure
Note 5.  Door Gasket Replacement Kit to replace damaged units in field

Accepted and Agreed this 30th Day of Jul 1997.



Distributor                        American Access Technologies, Inc., Seller

/s/ Ronald L. Hollenbeck           /s/
--------------------------         ----------------------------------------
Signature                          Signature

Ronald L. Hollenbeck
--------------------------         ----------------------------------------
Printed Name                       Printed Name

                         STOCKING DISTRIBUTOR AGREEMENT
                                    BETWEEN
                       AMERICAN ACCESS TECHNOLOGIES, INC.
                                      AND
                         STATE ELECTRIC SUPPLY COMPANY


    THIS AGREEMENT ("Agreement") is made and entered into this 3 day of Feb, 1997, between American Access Technologies, Inc. ("Seller") and State Electric Supply, Co. ("Distributor").

1. PURPOSE

   This Agreement sets forth terms whereby Distributor may purchase Products from Seller for resale to its customers within the United States.

2. PRICE, PAYMENT, AND REBATE PROGRAM

          a) The prices for the Products covered by this Agreement shall be as set forth in Exhibit "A" attached hereto. Distributor subscribes to purchase a minimum of at lease Eight Thousand (8,000) zone cabling termination cabinets during the next twelve months after execution of this agreement. At this level of commitment, the Distributor will be entitled to a twenty (20%) discount from the list price of the product.

          b) Products will be paid for within thirty (30) days of shipment to Distributor.

          c) Distributor shall submit current financial statements on the company prepared in accordance with Generally Accepted Accounting Principles for approval by the Seller prior to first order submitted under this agreement. Distributor, agrees to promptly inform Seller of any changes to financial condition while this agreement is in force.


3.  DELIVERY

Each purchase order issued by Distributor will specify a delivery date. If a delivery date specified in the purchase order cannot be met, Seller will advise Distributor as soon as possible after receipt of the order and a new delivery date will be agreed upon.

4.  NEW PRODUCTS

Distributor and Seller agree that it is their intent to work toward a long-term relationship for development and marketing of new Products. Seller agrees that as long as Distributor performs well under this Agreement, Seller will continue to bring new Products to Distributor for distribution consideration. Seller warrants and represents to Distributor that any new products developed for distribution will be made for review and stocking under same terms and conditions.

5.   RESALE

Distributor has the right to resell the Products anywhere in the United States at whatever price is determined to be appropriate by Distributor. However, should Seller wish to market its products outside the United States, Distributor will be granted an opportunity to distribute our products.

6.   TRAINING AND VALUE ADDED PROGRAM

     a) Seller will provide training and support to Distributor for its Products as long as this Agreement is in force. Upon request, Seller will assist Distributor in the sale of Seller's Products to end users.

     b) Seller has established a Value Added Program (VAP) whereby it will train and certify selected contractors/technicians on the installation and marketing of our products. This program includes a rebate program for including our products in the specifications of future jobs and a rebate for purchase of our products.

7.   PRICE AND PRODUCT PROTECTION

     a) Seller reserves the right to change prices at any time and agrees to give Distributor thirty (30) days written notice of any such change. In the event that the Seller lowers its prices or alters the discounts available to distributors, Distributor shall have the right to request price protection for Products in Distributor's inventory. Upon such request, Seller will grant a credit to Distributor in an amount equal to the difference between the price paid and the new price (including additional discounts) for each such Product in Distributor's inventory. All unshipped product will be billed at the lower cost.

     b) Seller agrees to provide Distributor with price change information no less than thirty (30) days in advance of the affective date, which should be sent directly to Distributor Inventory Management, attention Standard Cost Group. Seller will submit required pricing information in an ASCII Text, Tab delimited format. Distributor will provide the required pricing file layout to Seller's designated point of contact who should be responsible to address questions on pricing and/or file layout.

8.   INVENTORY ADJUSTMENT PROCEDURE

In order to maintain a current stock of products, Distributor shall have the right to take stock once every quarter by returning Products in its inventory to Seller for replacement with other Seller Products of Distributor choosing; provided however, that the aggregate price of the replacement Products is equal to the price of the original Products returned, and that the returned Products are in new and unused condition. All shipping costs relating to the rotation of Products will be borne by Distributor.

9.       WARRANTY

         a) Seller's Products are warranted under normal use to be free from any and all defects in design, materials and workmanship; to conform strictly to the specifications and approved samples and to be fit and sufficient for the purpose intended by the Seller for a period of one year from the date of sale to the end user or such longer period as may be specified in Seller's warranty from time to time.

         b) Seller agrees to repair or replace, without charge, any part or Product proven to be defective within the warranty period. Seller will pay all shipping and delivery charges for warranty returns from Distributor. This warranty shall be null and void in the event of misuse, accident, alteration or unauthorized repair made to the Products. This warranty is standard for all Seller's Products and any exceptions shall be stated in writing to Distributor.

         c) Seller's Products and shipping cartons will have the product's serial number written and bar coded. Distributor will be able to ship replacement units from stock and return end users's defective Products for credit. Warranty credit returns through Distributor will not be included in stock rotation allotments. Seller will provide Distributor with a predetermined supply of technical manuals and support materials for all applicable Products. Seller will update Distributor's warranty department on any noncontractual changes to their warranty policies and procedures. Seller shall have a single point of contract from warranty issues.

         d) Seller may require factory authorization before allowing the return of any material. This incudes incorrect merchandise, overshipments, or defective equipment. Material sent without authorization may be returned to sender.

         e) Newly received merchandise, which is defective, will be corrected through warranty by Seller.

10.      OUT-OF-WARRANTY REPAIR

Seller agrees to repair units which are out of the warranty period for actual
cost of repairs not to exceed 50% of current suggested list price.   The end
user will pay all shipping and delivery charges both ways for repairs out of warranty. Seller agrees to maintain this repair service for Distributor's customers for a period of at least two (2) years after termination of this Agreement.

11.      TRADEMARKS AND COPYRIGHTS

Seller hereby assigns to Distributor the right to use its trademarks and copyrights for the sale of each product covered during the life of this Agreement.

12.      MANUFACTURING

Distributor agrees that it has no manufacturing rights to any Products under this Agreement and that any technical or business information provided to Distributor will be used solely for the purpose of selling and supporting those Products.

13.       INDEMNITIES

Anything herein to the contrary notwithstanding, Seller shall protect, defend, hold harmless, and indemnify Distributor from and against any and all claims, actions, liabilities, losses, costs, damages, and expenses (a) arising out of any actual or alleged infringement of any U.S. or foreign patent, copyright or trademark by any product sold to Distributor hereunder, or any unfair competition involving such Products, or (b) arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage, loss, cost or expense, by whomsoever suffered, resulting or claimed to result in whole or in part from the use of any such Products, any actual or alleged defect in such Products, whether latent or patent, including actual or alleged improper construction or design of such Products or the failure of such Products to comply with specifications or with any express or implied warranties, or (c) arising out of any actual or alleged violation by any such Products, or their manufacture, possession, use or sale, of any law, statute or ordinance or any governmental administrative order, rule or regulation.

11.      INSURANCE

Seller shall obtain and maintain, at its expense, a policy or policies of Product Liability Insurance, with Broad Form Vendor's Endorsement naming Distributor, in such amounts and in such companies and containing such other provisions which shall be satisfactory to Distributor, covering Products sold to Distributor hereunder. All such policies shall provide that the coverage thereunder shall not be terminated without at least thirty (30) days prior written notice to Distributor. Certificates of Insurance shall be provided to the Distributor upon request.

15.      TERMINATION

This agreement is for a term of one year and is automatically renewed each year thereafter unless either party gives written notice of its intent to cancel the arrangement. The cancellation notice must be given to the other party at least thirty (30) days before the anniversary date of this agreement.

17.      FORCE MAJEURE

Neither party shall be liable for any delays in performance caused by acts of God, civil or military authority, fires or other circumstances beyond their reasonable control.

18. ENTIRE AGREEMENT

This is an entire agreement incorporating any and all verbal agreements and any future modification, adjustments, additions, and/or changes shall be made in writing, executed by both parties.

19. ARBITRATION

Parties agree that should any dispute arise in the administration of this agreement, that the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Orange County, Florida.

20. NOTICES

Notices required under this agreement shall be dispatched, postage prepaid as follows:

Seller:                                   American Access Technologies, Inc.
                                          238 N. Westmonte Drive, Suite 210
                                          Altamonte Springs, Florida, 32714


Distributor:                              State Electric Supply Company
                                          405 12th Street
                                          Dunbar, WV 25064


IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.


By:/s/ Norman H. Ryder                       By: /s/
  -----------------------------------          ---------------------------------

Title: Branch Mgr. Sesco Electronics         Title:  CFO
      -------------------------------             ------------------------------

Company: State Electric Supply Company.      Company: American Access
                                                      Technologies, Inc.

                                  EXHIBIT "A"

                       AMERICAN ACCESS TECHNOLOGIES, INC.
                          Schedule of Product Pricing
                             Stocking Distributors
                                 Effective 1-96
                    ZCTC 1024 Zone Cable Termination Cabinet

-----------------------------------------------------------------------
       UNITED ORDERED
---------------------                                          SALES
       FROM       TO              LIST     DISCOUNT            PRICE
-----------------------------------------------------------------------
List Price                       550.00
--------------------
Annual Commitment
--------------------
       Level   Units
--------------------
     Level 1   1,000                         10.00%            495.00
     Level 2   2,000                         12.50%            481.25
     Level 3   4,000                         15.00%            467.50
     Level 4   6,000                         17.50%            453.75
     Level 5   8,000                         20.00%            440.00

                         STOCKING DISTRIBUTOR AGREEMENT
                                    BETWEEN
                       AMERICAN ACCESS TECHNOLOGIES, INC.
                                      AND
                              CORE DATA COM, INC.

     THIS AGREEMENT ("Agreement") is made and entered into this 5th day of March, 1997, between American Access Technologies, Inc. ("Seller") and Core Data Com, Inc. ("Distributor").

1.   PURPOSE

This Agreement sets forth terms whereby Distributor may purchase Products from Seller for resale to its customers within the United States.

2.   PRICE, PAYMENT, AND REBATE PROGRAM

          a) The prices for the Products covered by this Agreement shall be as set forth in Exhibit "A" attached hereto. Distributor subscribes to purchase a minimum of at lease Eight Thousand (8,000) zone cabling termination cabinets during the twelve months after execution of this agreement. At this level of commitment, the Distributor will be entitled to a twenty (20%) discount from the list price of the product.

          b) Products will be paid for within thirty (30) days of shipment to Distributor.

          c) Distributor shall submit current financial statements on the company prepared in accordance with Generally Accepted Accounting Principles for approval by the Seller prior to first order submitted under this agreement. Distributor, agrees to promptly inform Seller of any changes to financial condition while this agreement is in force.

3.  DELIVERY

Each purchase order issued by Distributor will specify a delivery date. If a delivery date specified in the purchase order cannot be met, Seller will advise Distributor as soon as possible after receipt of the order and new delivery date will be agreed upon.

4.  NEW PRODUCTS

Distributor and Seller agree that it is their intent to work toward a long-term relationship for development and marketing of new Products. Seller agrees that as long as Distributor performs well under this Agreement, Seller will continue to bring new Products to Distributor for distribution consideration. Seller warrants and represents to Distributor that any new products developed for distribution will be made available for review and stocking under same terms and conditions.

5.  RESALE

Distributor has the right to resell the Products anywhere in the United States at whatever price is determined to be appropriate by Distributor. However, should Seller wish to market its products outside the United States, Distributor will be granted an opportunity to distribute our products.

6.  TRAINING AND VALUE ADDED PROGRAM

          a)  Seller will provide training and support to Distributor for its
          Products as long as this Agreement is in force.   Upon request, Seller
          will assist Distributor in the sale of Seller's Products to end users.

          b) Seller has established a Value Added Program (VAP) whereby it will train and certify selected contractors/technicians on the installation and marketing of our products. This program includes a rebate program for including our products in the specifications of future jobs and a rebate for purchase of our products.

7.  PRICE AND PRODUCT PROTECTION

          a) Seller reserves the right to change prices at any time and agrees to give Distributor thirty (30) days written notice of any such change. In the event that Seller lowers its prices or alters the discounts available to distributors, Distributor shall have the right to request price protection for Products in Distributor's inventory. Upon such request, Seller will grant a credit to Distributor in a amount equal to the difference between the price paid and the new price (including additional discounts) for cach such Product in Distributor's inventory. All unshipped product will be billed at the lower cost.

          b) Seller agrees to provide Distributor with price change information no less than thirty (30) days in advance of the affective date, which should be sent directly to Distributor Inventory Management, attention Standard Cost Group. Seller will submit required pricing information in an ASCII Text, Tab delimited format. Distributor will provide the required pricing file layout to Seller's designated point of contact who should be responsible to address questions on pricing and/or file layout.

8.  INVENTORY ADJUSTMENT PROCEDURE

In order to maintain a current stock of products, Distributor shall have the right to take stock once every quarter by returning Products in its inventory to Seller for replacement with other Seller Products of Distributor choosing; provided however, that the aggregate price of the replacement Products is equal to the price of the original Products returned, and that the returned Products are in new and unused condition. All shipping costs relating to the rotation of Products will be borne by Distributor, and will be subject to a re-stocking charge of twenty (20%) percent.

9.  WARRANTY

          a) Seller's Products are warranted under normal use to be free from any and all defects in design, materials and workmanship; to conform strictly to the specifications and approved samples and to be fit and sufficient for the purpose intended by the Seller for a period of one year from the date of sale to the end user or such longer period as may be specified in Seller's warranty from time to time.

         b) Seller agrees to repair or replace, without charge, any part or Product proven to be defective within the warranty period. Seller will pay all shipping and delivery charges for warranty returns from Distributor. This warranty shall be null and void in the event of misuse, accident, alteration or unauthorized repair made to the Products. This warranty is standard for all Seller's Products and any exceptions shall be stated in writing to Distributor.

         c) Seller's Products and shipping cartons will have the product's serial number written and bar coded. Distributor will be able to ship replacement units from stock and return end users's defective Products for credit. Warranty credit returns through Distributor will not be included in stock rotation allotments. Seller will provide Distributor with a predetermined supply of technical manuals and support materials for all applicable Products. Seller will update Distributor's warranty department on any noncontractual changes to their warranty policies and procedures. Seller shall have a single point of contract from warranty issues.

         d) Seller may require factory authorization before allowing the return of any material. This incudes incorrect merchandise, overshipments, or defective equipment. Material sent without authorization may be returned to sender.

         e) Newly received merchandise, which is defective, will be corrected through warranty by Seller.

10.      OUT-OF-WARRANTY REPAIR

Seller agrees to repair units which are out of the warranty period for actual
cost of repairs not to exceed 50% of current suggested list price.   The end
user will pay all shipping and delivery charges both ways for repairs out of warranty. Seller agrees to maintain this repair service for Distributor's customers for a period of at least two (2) years after termination of this Agreement.

11.      TRADEMARKS AND COPYRIGHTS

Seller hereby assigns to Distributor the right to use its trademarks and copyrights for the sale of each product covered during the life of this Agreement.

12.      MANUFACTURING

Distributor agrees that it has no manufacturing rights to any Products under this Agreement and that any technical or business information provided to Distributor will be used solely for the purpose of selling and supporting those Products.

13.      INDEMNITIES

Anything herein to the contrary notwithstanding, Seller shall protect, defend, hold harmless, and indemnify Distributor from and against any and all claims, actions, liabilities, losses, costs, damages, and expenses (a) arising out of any actual or alleged infringement of any U.S. or foreign patent, copyright or trademark by any product sold to Distributor hereunder, or any unfair competition involving such Products, or (b) arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage, loss, cost or expense, by whomsoever suffered, resulting or claimed to result in whole or in part from the use of any such Products, any actual or alleged defect in such Products, whether latent or patent, including actual or alleged improper construction or design of such Products or the failure of such Products to comply with specifications or with any express or implied warranties, or (c) arising out of any actual or alleged violation by any such Products, or their manufacture, possession, use or sale, of any law, statute or ordinance or any governmental administrative order, rule or regulation.

14.  INSURANCE

Seller shall obtain and maintain, at its expense, a policy or policies of Product Liability Insurance, with Broad Form Vendor's Endorsement naming Distributor, in such amounts and in such companies and containing such other provisions which shall be satisfactory to Distributor, covering Products sold to Distributor hereunder. All such policies shall provide that the coverage thereunder shall not be terminated without at least thirty (30) days prior written notice to Distributor. Certificates of Insurance shall be provided to the Distributor upon request.

15.  TERMINATION

This agreement is for a term of one year and is automatically renewed each year thereafter unless either party gives written notice of its intent to cancel the arrangement. The cancellation notice must be given to the other party at lease thirty (30) days before the anniversary date of this agreement.

17.  FORCE MAJEURE

Neither party shall be liable for any delays in performance caused by acts of God, civil or military authority, fires or other circumstances beyond their reasonable control.

18.  ENTIRE AGREEMENT

This is an entire agreement incorporating any and all verbal agreements and any future modification, adjustments, additions, and/or changes shall be made in writing, executed by both parties.

19.  ARBITRATION

Parties agree that should any dispute arise in the administration of this agreement, that the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Orange County, Florida.

20.      NOTICES

Notices required under this agreement shall be dispatched, postage prepaid as follows:


Seller:                                 American Access Technologies, Inc.
                                        238 N. Westmonte Drive, Suite 210
                                        Altamonte Springs, Florida,  32714

Distributor:                            Core Data Com, Inc.
                                        11400 Decimal Drive
                                        Louisville, Kentucky,  40299


IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.

By: /s/                               By:   /s/
   ------------------------               ---------------------------

Title:  V.P.                          Title:  CFO
       --------------------                  ------------------------
Company:  Core Data Com. Inc.          Company: American Access Technologies,
                                                Inc.

                      AMERICAN ACCESS TECHNOLOGIES, INC.
                          Schedule of Product Pricing
                              DISTRIBUTOR PRICING
                               Effective 7-30-97
                  Zone Cable Termination Cabinet & Accessories

PRODUCT CODE          LIST PRICE      DISCOUNT      PRICE
----------------------------------------------------------
ZCTC 1024-B-AL-00        $682         20%/5%       $518.49   Note 1.
ZCTC 1024-B-AL-33        $699         20%/5%       $531.16   Note 1.
ZCTC 1024-B-GS-00        $661         20%/5%       $502.44   Note 2.
ZCTC 1024-B-GS-33        $678         20%/5%       $515.11   Note 2.
FP-B33-25                $ 47         20%/5%       $ 35.47   Note 3.
FP-C33-25                $ 22         20%/5%       $ 16.89   Note 4.
DG-1                     $ 22         20%/5%       $ 16.89   Note 5.

GENERAL NOTE: All units have door gasket installed for NEMA 12 rating, with transportation prepaid to all continental states on orders of six (6) units or more.

Note 1.  Standard ZCTC Model Numbers:
         00 = Conduit Applications
         33 = Cable Pentration Applications
Note 2. GS Code in Product Number indicates Galvaneal Steel-Minimum order quantity of 100 required.
Note 3.  Foam Kit "B" (Plenum Ceiling) two (2) kits per enclosure
Note 4.  Foam Kit "C" (Non-Plenum Ceiling) two (2) kits per enclosure
Note 5.  Door Gasket Replacement Kit to replace damaged units in field

Accepted and Agreed this 30th Day of Jul 1997.



Distributor                        American Access Technologies, Inc., Seller

/s/ Richard Woodrum                /s/
--------------------------         ----------------------------------------
Signature                          Signature

Richard Woodrum
--------------------------         ----------------------------------------
Printed Name                       Printed Name